Exhibit 2
EXECUTION COPY

GLOBAL CROSSING LIMITED,
as Issuer
and
THE OTHER CREDIT PARTIES REFERRED TO HEREIN,
as Credit Parties

4.7% SENIOR SECURED MANDATORY CONVERTIBLE NOTES DUE 2008

SUPPLEMENTAL INDENTURE
Dated as of May 9, 2007
To
INDENTURE
Dated as of December 23, 2004

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Trustee

$250,000,000

     This SUPPLEMENTAL INDENTURE, dated as of May 9, 2007 (this “Supplemental Indenture”), by and among GLOBAL CROSSING LIMITED, a corporation duly organized and validly existing under the laws of Bermuda (the “Issuer”), GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED, a company organized under the laws of England and Wales, the other entities identified on the signature pages hereto under the caption “GUARANTORS” (such other entities (excluding the UK entities), and any entity that shall become a Guarantor hereunder pursuant to Section 4.19 of the Indenture (as defined below), being herein called the “Guarantors” and, together with the Issuer and the UK Entities, the “Credit Parties”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee and agent (in such capacities, the “Trustee”), for the benefit of the holders of the Notes (as hereinafter defined) to that certain Indenture, dated as of December 23, 2004 (together with any amendments, supplements, waivers or other modifications thereof, the “Indenture”), with respect to the Issuer’s 4.7% Senior Secured Mandatory Convertible Notes due 2008 (the “Notes”). Terms not otherwise defined herein have the meanings assigned to them in the Indenture.
W I T N E S S E TH :
     WHEREAS, STT Crossing Ltd (the “Holder”) is the owner and holder of 100% of the Notes.
     WHEREAS, Section 10.02 of the Indenture authorizes the Credit Parties and the Trustee to amend the provisions of the Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding.
     WHEREAS, in accordance with Section 10.02 of the Indenture, the Credit Parties have obtained, and provided satisfactory evidence to the Trustee, of the unanimous written consent of the Holders of the Notes outstanding to certain amendments to the Indenture described herein.
     WHEREAS, all other conditions precedent and requirements necessary to make this Supplemental Indenture when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.
     WHEREAS, each of the Credit Parties is authorized to enter into this Supplemental Indenture by resolutions of its board of directors or managing members, as the case may be, and simultaneously herewith the Trustee has received an Opinion of Counsel pursuant to Sections 8.02, 12.03 and 12.04 of the Indenture and an Officers’ Certificate of the Company pursuant to Sections 8.02, 12.03 and 12.04 of the Indenture, and therefore the Credit Parties and the Trustee are authorized to execute and deliver this Supplemental Indenture.
     WHEREAS, each of the Credit Parties is authorized and plan to enter into (i) a Credit and Guaranty Agreement, (ii) a Subordination and Intercreditor Agreement (the “Intercreditor Agreement”), and (iii) Senior Debt Documents (as defined in the Intercreditor Agreement) (collectively with the Credit Agreement and the Intercreditor Agreement, the “Loan Documents”) for loan and other credit extensions (the loans, pledges of collateral and
Supplemental Indenture

performance of the Loan Documents and related transactions, collectively, the “Transactions”), jointly arranged by Goldman Sachs Credit Partners L.P. and Credit Suisse Securities (USA) LLC.
     NOW, THEREFORE, IT IS HEREBY COVENANTED AND AGREED, for and in consideration of the foregoing premises, for the ratable benefit of all holders, as follows:
1.     Amendments to the Indenture.
         1.1   The Indenture is hereby amended by inserting the following definition in its proper alphabetical order in the list of definitions contained in Section 1.01 of the Indenture:
         “Senior Credit Agreement” means the Credit and Guaranty Agreement, dated as of May 9, 2007, as amended, restated, amended and restated, supplemented, modified and/or refinanced from time to time, among the Issuer, certain subsidiaries of the Issuer as guarantors, the lenders a party thereto from time to time and Goldman Sachs Credit Partners L.P. in its capacity as administrative agent and collateral agent together with its successors and assigns.
         1.2   Section 7.01 of the Indenture is hereby amended by moving the last word (“or”) in clause (k) to be the last word in clause (l), and inserting the following provision immediately thereafter:
                 “(m) the occurrence of an event that constitutes an “Event of Default” as provided in Section 8 of the Senior Credit
         Agreement which has not been waived or cured in accordance with the Senior Credit Agreement.”
2.     Representations and Warranties. The Issuer represents and warrants that, as of the date hereof, except as otherwise amended by this Supplemental Indenture, no Default or Event of Default has occurred and remains continuing under the Indenture.
3.     Confirmations; Effectiveness. As amended by this Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. The provisions of this Supplemental Indenture shall become operative only upon the execution of this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which counterparts together shall constitute but one and the same instrument.
4.     Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision of the TIA shall control.
5.     Governing Law. This Supplemental Indenture shall be deemed governed by, and construed in accordance with, the internal laws of the State of New York, but without giving effect to
Supplemental Indenture

applicable principles of conflicts of law thereof to the extent that the application of the laws of another jurisdiction would be required thereby.
6.     Rights of Trustee. Without limiting any other protections or rights afforded the Trustee at law, by contract or otherwise, the Trustee will be entitled to the full benefits afforded by Section 7.02 of the Indenture in connections with its execution and delivery of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity and sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Credit Parties.
(Signature Pages Follow)
Supplemental Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed in their respective capacities as set forth below as of the date first written above.

ISSUER GLOBAL CROSSING LIMITED
By:	/s/ MITCHELL SUSSIS

	Name:	Mitchell Sussis
	Title:	Senior Vice President, Corporate
Secretary and Deputy General Counsel

Note

UK ENTITY
This deed is delivered at the date written at the start of this deed.
Executed as a deed by
GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED

By	/s/ NIALLANO ERSON

Name: Niallano Erson
Title: Director

By	/s/ JOHN MCSHANE

Name: John McShare
Title: Director
Supplemental Indenture

GUARANTORS
U.S. GUARANTORS

ALC COMMUNICATIONS CORPORATION
BUDGET CALL LONG DISTANCE, INC.
BUSINESS TELEMANAGEMENT, INC.
GC DEV. CO., INC.
GC PACIFIC LANDING CORP.
GLOBAL CROSSING ADVANCED CARD SERVICES, INC.
GLOBAL CROSSING BANDWIDTH, INC.
GLOBAL CROSSING BILLING, INC.
GLOBAL CROSSING DEVELOPMENT CO.
GLOBAL CROSSING EMPLOYEE SERVICES INC.
GLOBAL CROSSING GLOBALCENTER HOLDINGS, INC.
GLOBAL CROSSING HOLDINGS USA, LLC
GLOBAL CROSSING INTERNET DIAL-UP, INC.
GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO.
GLOBAL CROSSING LOCAL SERVICES, INC.
GLOBAL CROSSING NORTH AMERICA, INC.
GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.
GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.
GLOBAL CROSSING TELECOMMUNICATIONS, INC.
GLOBAL CROSSING TELEMANAGEMENT, INC.
GLOBAL CROSSING USA INC.
GT LANDING CORP.
GT LANDING II CORP.
IXNET, INC.
MAC LANDING CORP.
PAC LANDING CORP.
SUBSIDIARY TELCO, LLC
US CROSSING, INC.

By	/s/ MITCHELL SUSSIS

Name: Mitch Sussis
Title: Vice President
Supplementary Indenture

BERMUDIAN GUARANTORS

Executed as a deed by		Executed as a deed by
GLOBAL CROSSING INTERNATIONAL, LTD.		GLOBAL CROSSING NETWORK CENTER LTD.

By	/s/ LORRAINE DEAN	By	/s/ LORRAINE DEAN

	Name: Lorraine Dean		Name: Lorraine Dean
	Title: Vice President		Title: Vice President

Executed as a deed by		Executed as a deed by
GLOBAL CROSSING HOLDINGS LIMITED		PAC PANAMA LTD.

By	/s/ LORRAINE DEAN	By	/s/ LORRAINE DEAN

	Name: Lorraine Dean		Name: Lorraine Dean
	Title: Vice President		Title: Vice President

Executed as a deed by		Executed as a deed by
GLOBAL CROSSING ASIA HOLDINGS LTD.		SOUTH AMERICAN CROSSING HOLDINGS LTD.

By	/s/ LORRAINE DEAN	By	/s/ LORRAINE DEAN

	Name: Lorraine Dean		Name: Lorraine Dean
	Title: Vice President		Title: Vice President

Executed as a deed by		Executed as a deed by
ATLANTIC CROSSING LTD.		GLOBAL CROSSING INTERNATIONAL NETWORKS LTD.

By	/s/ LORRAINE DEAN	By	/s/ LORRAINE DEAN

	Name: Lorraine Dean		Name: Lorraine Dean
	Title: Vice President		Title: Vice President
Supplemental Indenture

CANADIAN GUARANTORS

GLOBAL CROSSING CONFERENCING-CANADA, LTD.
GLOBAL CROSSING TELECOMMUNICATIONS-CANADA, LTD.

By	/s/ MITCHELL SUSSIS

Name: Mitch Sussis
Title: Vice President
Supplemental Indenture

UK GUARANTORS

This deed is delivered at the date written at the start of this deed.

Executed as a deed by
ATLANTIC CROSSING HOLDINGS U.K. LIMITED
GC PAN EUROPEAN CROSSING UK LIMITED
GEOCONFERENCE LIMITED
GLOBAL CROSSING CONFERENCING LIMITED
GLOBAL CROSSING EUROPE LIMITED
GLOBAL CROSSING IXNET EMEA HOLDINGS LIMITED
GLOBAL CROSSING NETWORK CENTER (UK) LIMITED
GT U.K. LTD.
IXNET UK LIMITED
MID-ATLANTIC CROSSING HOLDINGS UK LIMITED
PAN AMERICAN CROSSING UK LIMITED
GLOBAL CROSSING (BIDCO) LIMITED

By	/s/ JOSE ANTONIO RIOS

Name: Jose Antonio Rios
Title:
Supplemental Indenture

IRISH GUARANTORS

SIGNED, SEALED and DELIVERED by		SIGNED, SEALED and DELIVERED by
GLOBAL CROSSING IRELAND		GLOBAL CROSSING SERVICES
LIMITED by its duly appointed attorney:		IRELAND LIMITED by its duly appointed attorney:

By	/s/ JOSE ANTONIO RIOS	By	/s/ JOSE ANTONIO RIOS

	Name: Jose Antonio Rios		Name: Jose Antonio Rios

Witnesseth:	Witnesseth:
Name:	Name:

SIGNED, SEALED and DELIVERED by
GLOBAL CROSSING SERVICES
EUROPE LIMITED by its duly appointed attorney:

By	/s/ JOSE ANTONIO RIOS

Name: Jose Antonio Rios

Witnesseth:
Name:

Supplemental Indenture

EUROPEAN GUARANTORS

GC HUNGARY HOLDINGS VAGYONKEZELŐ KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG
GC LANDING CO. GMBH
GC PAN EUROPEAN CROSSING BELGIE B.V.B.A.
GC PAN EUROPEAN CROSSING DANMARK A.P.S.
GC PAN EUROPEAN CROSSING DEUTSCHLAND GMBH
GC PAN EUROPEAN CROSSING HOLDINGS B.V.
GC PAN EUROPEAN CROSSING LUXEMBOURG I S.À.R.L.
GC PAN EUROPEAN CROSSING LUXEMBOURG II S.À.R.L.
GC PAN EUROPEAN CROSSING NEDERLAND B.V.
GC PAN EUROPEAN CROSSING NETWORKS B.V.
GC PAN EUROPEAN CROSSING SVERIGE AB
GC PAN EUROPEAN CROSSING SWITZERLAND GMBH
GLOBAL CROSSING CYPRUS HOLDINGS LIMITED
GLOBAL CROSSING VENEZUELA B.V.
GT NETHERLANDS B.V.

By	/s/ JOSE ANTONIO RIOS

Name: Jose Antonio Rios
Title:
GC PAN EUROPEAN CROSSING ITALIA S.R.L.

By	/s/ JOSE ANTONIO RIOS

Name: Jose Antonio Rios
Title:
GC PAN EUROPEAN CROSSING LUXEMBOURG I S.A.R.L.
GC PAN EUROPEAN CROSSING LUXEMBOURG II S.A.R.L.

By	/s/ BERNARD KEOGH

Name: Bernard Keogh
Title:
Supplemental Indenture

CARIBBEAN AND LATIN AMERICAN GUARANTORS

GC SAC ARGENTINA S.R.L.
GC ST. CROIX COMPANY, INC.
GLOBAL CROSSING MEXICANA S. DE R.L. DE C.V.
GLOBAL CROSSING MEXICANA II S De R.L. De C.V.
GLOBAL CROSSING PANAMA INC.
SAC BRASIL HOLDING LTDA.
SAC BRASIL LTDA.
SAC CHILE S.A.
SAC PANAMA S.A.
SAC PERU S.R.L.

By	/s/ JOSE ANTONIO RIOS

Name: Jose Antonio Rios
Title:
Supplemental Indenture

TRUSTEE WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ JANE Y. SCHWEIGER

Name: Jane Y. Schweiger
Title: Vice President

Supplemental Indenture